Exhibit 99.1

News Release

Contacts:	Baker Hughes Incorporated
Gary R. Flaharty (713) 439‑8039	P.O. Box 4740
H. Gene Shiels (713) 439-8822	Houston, Texas 77210‑4740

Baker Hughes to Present at Credit Suisse First Boston 2005 Energy Summit

HOUSTON, Texas. January 27, 2005 Baker Hughes Incorporated (NYSE:BHI) announced today that Chad C. Deaton, Baker Hughes’ chairman and chief executive officer, will present at the CSFB 2005 Energy Summit in Vail, Colorado on Wednesday, February 2, 2005 at 7:00 a.m., mountain time. A copy of Mr. Deaton’s presentation will be available within 24 hours of the presentation at http://www.bakerhughes.com/investor/resources/presentations.htm.

If you would like to listen to Mr. Deaton’s presentation during the conference, please log on to the following website: http://www.bakerhughes.com/investor/resources/presentations.htm. If you would like to listen to a replay of the presentation, it will be available immediately after the live broadcast and archived through Wednesday, February 16, 2005. Use the same website address above to access the replay.

Forward-Looking Statements

The presentation referenced in this news release and any oral statements made in connection with the presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934 as amended. Additional information and risk factors are contained in our Form 10-K for the fiscal year ended December 31, 2003 and other filings with the SEC about the risks and uncertainties that could cause actual results to be different than those in our presentation. The company’s SEC filings can be viewed at www.bakerhughes.com. The company assumes no responsibility to update any of the information referenced in this news release.

Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.

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NOT INTENDED FOR BENEFICIAL HOLDERS